                                                                      EXHIBIT 11

                           FIRST BELL BANCORP, INC.
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
            FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2000

                   (in thousands, except per share amounts)
                                  (unaudited)

                     Nine Months Ended September 30, 2000

                                                         Weighted
                                                          Average        Per
                                               Income      Shares      Share
                                               ------      ------      -----
Income available to common stockholders        $ 5,377     4,920           --
Unearned ESOP shares                                --      (519)          --
Unearned MRP shares                                 --      (211)          --
                                               -------     -----       ------
Basic earnings per share                         5,377     4,190         1.28
Effect of dilutive securities:
   MRP shares                                       --        31           --
   Stock options                                    --       110           --
                                               -------     -----       ------
Diluted earnings per share                     $ 5,377     4,331       $ 1.24
                                               =======     =====       ======

                                          Three Months Ended September 30, 2000

                                                        Weighted
                                                        Average        Per
                                            Income       Shares        Share
                                            ------       ------        -----
Income available to common stockholders     $ 1,491        4,783           --
Unearned ESOP shares                             --         (511)          --
Unearned MRP shares                              --         (211)          --
                                            -------       ------       ------
Basic earnings per share                      1,491        4,061         0.37
Effect of dilutive securities:
   MRP shares                                    --           31           --
   Stock options                                 --          121           --
                                            -------       ------       ------
Diluted earnings per share                  $ 1,491        4,213       $ 0.35
                                            =======       ======       ======